                                                                     EXHIBIT 4.3

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2897945



/s/                    The Commonwealth of Massachusetts
-----                       William Francis Galvin
Examiner                 Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

/s/ N/A
-------
Name                         ARTICLES OF AMENDMENT
Approved           (General Laws, Chapter 156B, Section 72)


We,          D. Verne Sharma                                  , /*/President
    ----------------------------------------------------------

and          Peter E. Litman                                  , /*/ Clerk
    ----------------------------------------------------------

of           Summit Technology, Inc.                                          ,
   ---------------------------------------------------------------------------
                          (Exact name of corporation)

located at   21 Hickory Drive, Waltham, Massachusetts  02154                  ,
           -------------------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                       6
------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

    June 25, 1997, by vote of:
-----------    --

22,537,404 shares of       common stock       of 31,026,595 shares outstanding.
----------           --------------------------  ----------
                   (type, class & series, if any)


           shares of                          of            shares outstanding.
----------           --------------------------  ----------
                   (type, class & series, if any)


           shares of                          of            shares outstanding.
----------           --------------------------  ----------
                   (type, class & series, if any)

 C
     /1*/
 P
     /2**/being at least two-thirds of each type, class or series outstanding
 M and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:
R.A.
     That Article 6 of the Corporation's Articles of Organization be amended as set forth on Continuation Sheet 6A, annexed.

*Delete the inapplicable words.   **Delete the inapplicable clause.
/1/For amendments adopted pursuant to Chapter 156B, Section 70.
/2/For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8-1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.


-------
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

      WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
   ------------------------------      -----------------------------------------
   TYPE       NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
   ----       ----------------         ----      ----------------    ---------
Common:                              Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                           Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Change the total authorized to:

      WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
   ------------------------------      -----------------------------------------
   TYPE       NUMBER OF SHARES         TYPE      NUMBER OF SHARES    PAR VALUE
   ----       ----------------         ----      ----------------    ---------
Common:                              Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                           Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     ARTICLE 6 IS DELETED IN ITS ENTIRETY
                  AND THE FOLLOWING IS SUBSTITUTED THEREFOR:

                             CONTINUATION SHEET 6A
                             ---------------------

     The Board of Directors shall consist of seven directors.

     The directors shall be classified with respect to the time for which they shall hold office by dividing them into three classes, the first class of which shall consist of two directors, the second class of which shall consist of three directors, and the third class of which shall consist of two directors, and all directors of the Corporation shall hold office until their successors shall have been duly elected and qualified. The directors of the first class who were elected at the shareholders' meeting held on March 18, 1987, initially held office for terms of three years each; the directors of the second class who were elected at the shareholders' meeting held on March 18, 1987 initially held office for terms of two years each; and the director of the third class who was elected at the shareholders' meeting on March 18, 1987 initially held office for a term of one year; and thereafter at each annual election of directors the successors to the class of directors whose term shall have expired that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire each year. The present term of the first class of directors will expire as of the 1999 annual meeting of shareholders (or special meeting in lieu thereof); the present term of the second class of directors will expire as of the 1998 annual meeting of shareholders (or special meeting in lieu thereof); the present term of the third class of directors will expire as of the 2000 annual meeting of shareholders (or special meeting in lieu thereof). The term of any director elected to fill a vacancy in any class of directors shall be the unexpired balance of the term applicable to that class.

     If the office of any director becomes vacant for any reason, a successor or successors shall be elected by the Board of Directors. Each such successor shall hold office for the unexpired term of his or her predecessor.

     The stockholders may remove any director from office only for cause. The Board of Directors may remove any director from office with or without cause. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

     This Article 6 of the Articles of Organization of the Corporation may be amended only by affirmative vote of stockholders holding 66 2/3% of the shares having the right to vote.

     No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate or limit the liability of a director, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The rights of a stockholder shall not be considered adversely affected by any amendment of the Articles of Organization of the Corporation which creates or alters any restrictions on transfer of stock, and any such amendment is hereby expressly permitted.

     Meetings of the stockholders of the Corporation may be held anywhere in the United States.

     The directors may make, amend, or repeal the By-Laws in whole or in part except with respect to any provision relating to the number, election or term of the directors, the filling of vacancies on the Board of Directors, the removal of directors, or any provisions of the By-Laws which by-law or By-Laws requires action by the stockholders.

     The Corporation may be a partner in any business enterprise which the Corporation would have the power to conduct itself.

     The directors of this Corporation have full power and authority to establish and designate any other series of common stock, $.01 par value, of this Corporation, and to fix and determine the variations in the relative rights and preferences as between said different series, including without limitation the voting rights, if any, of each series.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                 .
                      --------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this  14th  day of    July     , 1997 ,
                                            ------        -----------     ---


                /s/ D. Verne Sharma                      , /*/President
---------------------------------------------------------


                /s/ Peter E. Litman                      , /*/Clerk
---------------------------------------------------------


/*/Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)

                   ========================================

                   I hereby approve the within Articles of
                   Amendment and, the filing fee in the
                   amount of  $100.00  having been paid,
                              -------
                   said articles are deemed to have been
                   filed with me this 16th day of July
                   1997.

                   Effective date:
                                   -----------------------




                            /s/ William Francis Galvin

                            WILLIAM FRANCIS GALVIN
                            Secretary of the Commonwealth


                                                   "A TRUE COPY ATTEST"
                                                   WILLIAM FRANCIS GALVIN
                                                   Secretary of the Commonwealth
                                                   DATE 4/21/99  CLERK    AW
                                                        --------       ---------




                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

                   Peter E. Litman, Esq.
                   ----------------------------------------

                   Summit Technology, Inc.
                   ----------------------------------------

                   21 Hickory Drive
                   ----------------------------------------

                   Waltham, MA  02154
                   ----------------------------------------